UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2018, Weatherford Worldwide Holdings GmbH (“WWH”), a wholly-owned subsidiary of Weatherford International plc (“Weatherford”), entered into purchase and sale agreements (collectively, the “Purchase Agreement”), to sell its land drilling rig operations in Algeria, Kuwait and Saudi Arabia as well as two idle land rigs in Iraq, to ADES International Holding Ltd. (“ADES”), for an aggregate purchase price of $287.5 million in cash, subject to potential adjustments based on working capital, net cash, loss or destruction of rigs and drilling contract backlog shortfall. ADES has advanced approximately $43 million of the purchase price in the form of a deposit, which will be held in escrow and released at closing for further credit towards the Purchase Price. The transaction includes 31 land drilling rigs and related drilling contracts, as well as approximately 2,300 employees and contract personnel. The Purchase Agreement allows for a single or series of closings, on a country-by-country basis, following any required regulatory approvals, consents and the satisfaction or waiver of closing conditions. We expect to close these transactions in a series of closings, most of which will be substantially complete in the second half of 2018.

The Purchase Agreement contains various representations, warranties and indemnity obligations of WWH and ADES. The Purchase Agreement also contains a variety of other covenants and arrangements including to help ensure a smooth transfer of the business with no interruption in operations after the closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, copies of which will be filed with Weatherford’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the agreements to sell certain land drilling rigs is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press release dated July 11, 2018 announcing the agreements to sell certain land drilling rigs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: July 11, 2018
/s/ Christoph Bausch
Christoph Bausch
Executive Vice President and Chief Financial Officer